SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13 2002

BULL RUN CORPORATION

(Exact name of registrant as specified in its charter)

GEORGIA	0-9385	58-2458679

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 PEACHTREE ROAD, ATLANTA, GEORGIA 30319

(Address of principal executive offices) (Zip Code)

(404) 266-8333

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On September 13, 2002, Bull Run Corporation (the “Company”) and its lenders amended the Company’s bank credit facility in order to, among other things, change the facility’s maturity date from September 13, 2002 to October 15, 2002. The Company has agreed to terms proposed by its lenders for an additional extension of the credit facility to September 30, 2003. The lenders are in the process of preparing documents for an amended and restated credit agreement with a view to executing the agreement prior to October 15, 2002. During the period prior to the execution of the amended and restated agreement, the Company is required to fulfill, and is in the process of fulfilling, certain conditions of closing, all of which it expects to meet prior to October 15, 2002. The Company believes that the agreed-upon terms of the amended and restated agreement, taken as a whole, are more favorable to the Company than the terms of its current agreement.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of the occurrence of future events and actual events may differ materially from those forecasted.

Item 7. Exhibits

Exhibit A – Seventh Amendment to Amended and Restated Credit Agreement, effective September 13, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

BULL RUN CORPORATION

Date: September 16, 2002	By: /s/ FREDERICK J. ERICKSON

Frederick J. Erickson Vice President — Finance and Treasurer

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